HEALTH AND REHABILITATION PROPERTIES TRUST
                              400 Centre Street
                         Newton, Massachusetts 02158
                                (617)332-3990
                         Telecopier No. (617)332-2261







                                     April 8, 1994



  HMC Retirement Properties, Inc.
  HMH Properties, Inc.
  Host Marriott Corporation
  10400 Fernwood Drive
  Bethesda, Maryland 20817

  Attn:  Mr. Bruce D. Wardinski
         Treasury Department 72/924.11

            Purchase Agreement Effective March 17, 1994

  Dear Bruce:

       Reference is made to the captioned agreement (as amended on April 7, 1994, the "Purchase Agreement"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

       The purpose of this letter is to confirm our understanding regarding certain matters with respect to the Purchase Agreement. We have agreed as follows:

       1. Notwithstanding anything to the contrary set forth in the Purchase Agreement, at any time that the provisions of Section 3.02 of the Purchase Agreement have been satisfied by Purchaser or waived by Sellers with respect to any Facility and any required consents and approvals have been obtained pursuant to the Facilities Leases, Purchaser shall have the right to require that Sellers convey such Facility to Purchaser in accordance with the terms of this letter and otherwise in accordance with the applicable provisions of the Purchase Agreement; provided, however, that in the event Purchaser shall, pursuant to this paragraph 1, require Sellers to convey less than all of the Facilities as to which such conditions have been satisfied and consents and approvals have been obtained, the Facilities so selected by Purchaser shall be subject to Sellers' reasonable approval.

       2. Notwithstanding anything to the contrary set forth in the Purchase Agreement, at any time on or after June 30, 1994, Sellers shall have the right to require Purchaser to purchase Facilities having an aggregate allocable Purchase Price of not less than $160,000,000 in accordance with the terms of this letter and otherwise in accordance

          HMC Retirement Properties, Inc.
          HMH Properties, Inc.
          Host Marriott Corporation
          April 8, 1994
          Page 2




  with the applicable provisions of the Purchase Agreement; provided, however, that Sellers right to require Purchaser to purchase any Facilities pursuant to this paragraph shall be subject to the conditions that (x) the provisions of Section 3.01 of the Purchase Agreement shall have been satisfied by Sellers or waived by Purchaser with respect to the applicable Facilities and (y) the aggregate yield to Purchaser, based on the stabilized rental streams from such Facilities, as reasonably determined by Purchaser, shall be not less than 9% per annum.

       3. In the event that either Purchaser or Sellers shall exercise their respective rights pursuant to paragraphs 1 or 2 preceding, the Deposit, as the same may have been increased pursuant to paragraph 4 below, shall be applied against the allocable Purchase Price payable with respect to the Facilities so purchased on a pro rata basis.

       4. Notwithstanding anything to the contrary set forth in the Purchase Agreement, in the event that Purchaser shall not have procured adequate funds to consummate the transactions contemplated by the Purchase Agreement, Purchaser shall have the option, by giving written notice thereof to Sellers on or before June 24, 1994, to extend the Closing Date (including any Closing Date designated by Sellers pursuant to paragraph 2 above), to December 15, 1994, provided that, at the time of such notice, Purchaser increases the Deposit by an amount equal to Ten Million Dollars ($10,000,000).

       5. In the event that either Purchaser or Sellers shall exercise their respective rights pursuant to paragraphs 1 or 2 preceding, Purchaser and Sellers shall enter into such amendments to the Purchase Agreement as may be reasonably necessitated thereby, including, without limitation, an amendment deleting the references therein to the Facilities so purchased and reducing the Purchase Price payable thereunder by the allocable Purchase Price of the Facilities so conveyed to Purchaser.

       6. Purchaser and Sellers hereby acknowledge that the Review Period expires April 8, 1994 at 5:00 p.m. Eastern Standard Time.

       7. If any term or condition of this letter conflicts with the terms and conditions of the Purchase Agreement, the terms and conditions of this letter shall prevail. As amended hereby, the Purchase Agreement is and remains in full force and effect.

       If the foregoing accurately sets forth our agreement, kindly sign this letter where indicated below and return a copy of this letter so signed to us.

                                     Very truly yours,

          HMC Retirement Properties, Inc.
          HMH Properties, Inc.
          Host Marriott Corporation
          April 8, 1994
          Page 3




                                     HEALTH AND REHABILITATION
                                     PROPERTIES TRUST



                                     By:_______________________
                                        Its:___________________

  ACCEPTED AND AGREED:

  HMC RETIREMENT PROPERTIES, INC.



  By:____________________________
     Its:________________________

  HMH PROPERTIES, INC.



  By:_____________________________
     Its:_________________________

  HOST MARRIOTT, INC.



  By:____________________________
     Its:________________________
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